Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N‐1A of our report dated June 7, 2023, relating to the financial statements and financial highlights of Matisse Discounted Closed‐End Fund Strategy, a series of Starboard Investment Trust, for the year ended March 31, 2023, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.
COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania
July 27, 2023

COHEN & COMPANY, LTD.
800.229.1099 | 866.818.4538 FAX | cohencpa.com

Registered with the Public Company Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N‐1A of our report dated June 7, 2023, relating to the financial statements and financial highlights of Matisse Discounted Bond CEF Strategy, a series of Starboard Investment Trust, for the year ended March 31, 2023, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.
COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania
July 27, 2023

COHEN & COMPANY, LTD.
800.229.1099 | 866.818.4538 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board